EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 13, 2000, included in Form 10-KSB for Nucleus, Inc. (formerly known as American General Ventures) for the year ended December 31, 1999, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-35959) and previously filed post-effective amendments thereto.




Arthur Andersen LLP

Chicago, Illinois
April 14, 2000